SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2003

CHARLES RIVER ASSOCIATES INCORPORATED

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

200 Clarendon Street, Boston, Massachusetts	02116

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     On May 6, 2003, we amended the terms of the stock restriction agreement filed as Exhibit 10.12 to our annual report on Form 10-K for the fiscal year ended November 30, 2002. A copy of the amendment is filed as Exhibit 10.1 to this current report on Form 8-K. The following is a description of certain provisions of the amendment and the agreement. We refer you to the text of the agreement and the amendment for their complete terms.

     In general, each person who held our common stock before our initial public offering, or IPO, in 1998 is subject to the stock restriction agreement. In some cases, these persons have, with our consent, transferred shares of this pre-IPO stock to family members and others. In general, these transferees are subject to the same terms and conditions of the stock restriction agreement as the transferors and are considered to have the status of pre-IPO stockholders for purposes of the agreement.

     The stock restriction agreement prohibits each pre-IPO stockholder from selling or otherwise transferring certain shares of our common stock held immediately before the IPO during the time periods specified in the agreement. Under the stock restriction agreement before the amendment, a pre-IPO stockholder could not sell more than 50% of the stockholder’s pre-IPO stock until April 24, 2003 and thereafter would be able to sell an additional 20% of such pre-IPO stock. The amendment postponed until April 24, 2004 the time when, under the agreement, the pre-IPO stockholder could sell this additional 20% of the stockholder’s pre-IPO stock. In addition, under the agreement as amended, before April 24, 2004, a pre-IPO stockholder may not sell other shares of our common stock held by that stockholder on February 28, 2003 or other shares of our common stock acquired before April 24, 2004. However, shares of our common stock that are or were purchased by the pre-IPO stockholder in the open market are not subject to this restriction.

     The amendment also changed the amount of pre-IPO stock a pre-IPO stockholder can sell after April 23, 2005. Following the amendment, after that date, each pre-IPO stockholder may sell an amount equal to the greater of 20% of the stockholder’s pre-IPO stock or two-thirds of the pre-IPO stock held by the stockholder on April 24, 2005. On and after April 24, 2007, each pre-IPO stockholder may sell all of the stockholder’s remaining shares of pre-IPO stock.

     After the amendment, we continue to have the right to repurchase a portion of the pre-IPO stock held by a pre-IPO stockholder who leaves us for reasons other than death or retirement for disability in accordance with our policies. If such a departure occurs before April 24, 2005, we have the right to repurchase up to 30% of the stockholder’s pre-IPO stock. If such a departure occurs on or after April 24, 2005, we have the right to repurchase all of the pre-IPO stock that the stockholder did not already become entitled to sell. The purchase price will be equal to 70% of the fair market value of the repurchased stock (95% in the case of pre-IPO stockholders who retire after April 24, 2003), or, if the pre-IPO stockholder competes with us, 40% of fair market value. The stock restriction agreement will terminate on April 23, 2008 or earlier with the approval of our board of directors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Number	Description

10.1	First Amendment to Stock Restriction Agreement dated as of March 27, 2003 among CRA and certain holders of pre-IPO stock

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER ASSOCIATES INCORPORATED

Dated: May 13, 2003	By:	/s/ James C. Burrows

James C. Burrows
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	First Amendment to Stock Restriction Agreement dated as of March 27, 2003 among CRA and certain holders of pre-IPO stock